EXHIBIT 21.1
CONSOLIDATED SUBSIDIARIES OF TEREX CORPORATION
(as of February 11, 2022)

Name of Subsidiary	Jurisdiction of Incorporation
A.S.V. Holding, LLC	Minnesota
B-L Pegson Limited	United Kingdom
Brown Lenox & Co. Limited	United Kingdom
CBI Europe B.V.	Netherlands
Continental Biomass Holding B.V.	Netherlands
CMI Terex Corporation	Oklahoma
ETW Global Finance (Barbados) SRL	Barbados
Fermec Holdings Ltd.	United Kingdom
Fermec International Ltd.	United Kingdom
Fermec Manufacturing Ltd.	United Kingdom
Genie Cayman Holdings	Cayman Islands
Genie France S.A.R.L.	France
Genie Industries Iberica, S.L.	Spain
Genie Industries, B.V.	The Netherlands
Genie Industries, Inc.	Washington
Genie Korea Ltd.	Korea
Genie Scandinavia AB	Sweden
Genie UK Limited	United Kingdom
Gru Comedil S.r.l.	Italy
Industrial Conveyors Sdn Bhd	Malaysia
Jaques International Holdings Pty. Ltd.	Australia
Murray Design & Engineering Limited	Ireland
New Terex Holdings UK Limited	United Kingdom
Pegson Group Limited	United Kingdom
Platform Service and Repair Limited	United Kingdom
Power Legend International Limited	Cayman Islands
Power Legend Industries Limited	British Virgin Islands
Powerscreen International (Canada) ULC	Canada
Powerscreen International (U.K.) Limited	United Kingdom
Powerscreen International Limited	United Kingdom
Powerscreen Limited	Ireland
Powerscreen USA LLC	Kentucky
Schaeff & Co.	United Kingdom
Schaeff Grundbesitz GmbH & Co. OHG	Germany
Schaeff Limited	United Kingdom
Schaeff Service Limited	United Kingdom
Shanghai Vortex Engineering Machinery Co., Ltd.	China
Sempurna Enterprise Sdn Bhd	Malaysia
Terex Advance Mixer, Inc.	Delaware
Terex Aerials Limited	Ireland
Terex Asia	Mauritius
Terex Australia Pty. Ltd.	Australia
Terex Canada Ltd.	Canada
Terex Chile Limitada	Chile
Terex (China) Investment Co., Ltd.	China

Name of Subsidiary	Jurisdiction of Incorporation
Terex (Changzhou) Machinery Co., Ltd.	China
Terex Distribution Limited	United Kingdom
Terex Deutschland GmbH	Germany
Terex Equipment & Machinery España S.L.U.	Spain
Terex Equipment Middle East LLC	United Arab Emirates
Terex Finance and Lease (China) Limited	China
Terex Financial Services, Inc.	Delaware
Terex Financial Services Europe Limited	United Kingdom
Terex GB Limited	United Kingdom
Terex Genie Mexico S. de R.L. de C.V.	Mexico
Terex Germany GmbH & Co. KG	Germany
Terex Global GmbH	Switzerland
Terex Global Holdings, LLC	Delaware
Terex India Private Limited	India
Terex International Financial Services Company Unlimited Company	N. Ireland
Terex International Holdings 1 Limited	United Kingdom
Terex International Holdings 2 Limited	United Kingdom
Terex Italia S.r.l.	Italy
Terex Japan K.K.	Japan
Terex Latin America Equipamentos Ltda.	Brazil
Terex Latin America, S. de R.L. de C.V.	Mexico
Terex Makina Satis Anonim Sirketi	Turkey
Terex Master Trust	Delaware
Terex Malaysia Sdn Bhd	Malaysia
Terex Netherlands Holdings B.V.	The Netherlands
Terex Operations Italy Srl	Italy
Terex Pegson Limited	United Kingdom
Terex Roadbuilding Europe N.V.	Belgium
Terex S.A. (Proprietary) Limited	South Africa
Terex (Shanghai) Management Co., Ltd.	China
Terex Singapore Pte. Ltd.	Singapore
Terex South Dakota, Inc.	Delaware
Terex (Thailand) Limited	Thailand
Terex United Kingdom Limited	United Kingdom
Terex USA, LLC	Delaware
Terex Utilities, Inc.	Oregon
Terex Verwaltungs GmbH	Austria
Terex Washington, Inc.	Washington
Webster Schaeff & Co. 2000	United Kingdom

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